INNVENTURE LEADERSHIP INCREASES FOCUS ON ACCELSIUS VALUE CREATION, IMPLEMENTS SIGNIFICANT COST CUTS, AND STRENGTHENS BOARD INDEPENDENCE
CEO Bill Grieco directs Innventure’s focus on increasing the value of Accelsius
Parent-level cash expenses expected to significantly decline
Eric Stober to join as new CFO to guide strategic transformation
Michael Madon appointed as new independent director to replace Michael Otworth

ORLANDO, Fla., Sept. 21, 2026 (GLOBE NEWSWIRE) -- Innventure, Inc. (NASDAQ: INV) (“Innventure” or the “Company”) today announced that it is concentrating on increasing the value of its interest in Accelsius, streamlining the parent organization to control costs while retaining the core capabilities to operate effectively as a public company, and enhancing the composition of its Board of Directors (the “Board”) to ensure greater independence.
Under the leadership of CEO Bill Grieco and Chairman Bruce Brown, the Board has undertaken the following:
•Reoriented Innventure to primarily focus on Accelsius achieving success in the market.
•Implemented cost reductions that are expected to lower quarterly parent-level cash expenses to approximately $3.2 million by year-end 2026, subject to exceptions outlined below, compared to $7.5 million at the beginning of 2026.
•Appointed Eric Stober as the Company’s new Chief Financial Officer to guide strategic transformation.
•Appointed Michael Madon to the Board as an independent director, bringing technology commercialization, AI, and cybersecurity expertise.
•Further enhanced the independence of the Board through the resignations of Michael Otworth and John Hewitt from their positions on the Board.
•Reduced the size of the Board from eight to seven directors, six of whom will be independent.
Increasing Focus on Accelsius
Innventure is primarily concentrating on preserving and increasing the value of its interest in Accelsius. “We continue to believe that Accelsius is a very valuable asset with compelling growth prospects. It is well positioned to be a leader in two-phase, direct-to-chip liquid cooling, and John Hewitt is the right leader for Accelsius at this important time,” said Bill Grieco, Innventure's CEO. “Innventure is committed to Accelsius’ success as they execute against their key milestones,” continued Dr. Grieco.
Streamlining Parent-Level Operations
The Company continues to take further actions to reduce its cash requirements and align the structure of the organization with its current priorities. Since the start of Q2 2026, the Company has significantly reduced parent-level headcount and operating expenses. By the end of 2026, the

Company expects quarterly parent-level cash expenses to be approximately $3.2 million, compared with $7.5 million at the beginning of 2026, a reduction of approximately 56%. These amounts exclude debt service, severance, litigation, and certain other non-recurring expenses. As appropriate, the Company will continue to keep shareholders updated as further progress is made.
“Innventure remains committed to disciplined stewardship and long-term shareholder value, supported by independent Board oversight,” said Bill Grieco. “We are taking decisive steps at the parent-company level and evaluating funding alternatives with a focus on managing costs while protecting the value of our interests in Accelsius,” Dr. Grieco continued.
Eric Stober to Join as Chief Financial Officer
Innventure has appointed Eric Stober as Chief Financial Officer, effective October 19, 2026. Mr. Stober brings public-company finance experience and a track record helping businesses navigate strategic transformations and periods of change. He served for nine years as Chief Financial Officer of Astrotech Corporation (Nasdaq: ASTC), where he played a key role in restructuring the company, managed the sale of its satellite operations business to Lockheed Martin, and spearheaded capital formation. He most recently served as Chief Financial Officer of Capital Factory, previously held private-equity roles, and holds an MBA from the McCombs School of Business at the University of Texas at Austin and a bachelor’s degree in finance from the University of Illinois.
In connection with Mr. Stober’s appointment, Innventure's current Chief Financial Officer, David Yablunosky, will step down from that role on October 19, 2026. Thereafter, Mr. Yablunosky will serve in an advisory role for a transitional period.
Michael Madon Joins as New Independent Director Following Certain Board Resignations
The Board appointed Michael Madon as a new independent director, effective as of September 28, 2026. He currently serves as Chief Revenue Officer of ABCorp, a secure printing and additive manufacturing company, and has founded and led venture-backed cybersecurity and AI companies, including Ataata, Inc., a cybersecurity training and awareness platform, which was acquired by Mimecast Limited, an information security company. He serves on the board of Cyabra (Nasdaq: CYAB), an AI-driven threat intelligence company, and The Village Bank, and previously served on the boards of TeleCommunication Systems and VerifyMe. He also previously served as Deputy Assistant Secretary for Intelligence at the U.S. Department of the Treasury and retired as a Lieutenant Colonel in the U.S. Army Reserve. He holds an MBA from the Wharton School of the University of Pennsylvania, a Master of International Affairs degree from Columbia University and a bachelor’s degree from Cornell University.
On September 18, 2026, Michael Otworth and John Hewitt resigned from the Innventure Board to further increase the Innventure Board’s independence. In connection with Mr. Madon’s appointment and these resignations, the Board reduced its authorized size from eight to seven directors. Six of the seven directors will be independent. Mr. Hewitt will continue to serve as the Chief Executive Officer of Accelsius; Mr. Otworth will provide transitional advisory services to the Company.

“Our Board remains fully engaged as Innventure executes its operating, capital allocation and strategic priorities, with independent oversight being central to our work,” said Bruce Brown, independent Chairman of the Board. Mr. Brown continued, “We are pleased to welcome Michael Madon, whose significant experience will further strengthen the Board's ability to provide rigorous oversight and hold management accountable to shareholders. The Board is well positioned to oversee execution and maintain a clear focus on long-term shareholder value.”
About Innventure
Innventure (NASDAQ: INV) builds and scales the companies that it has founded as they commercialize new technologies. Innventure is focused on preserving and maximizing the value of its operating company interests for shareholders through disciplined capital allocation, focused execution, strong governance, and strategic initiatives. Learn more at innventure.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current assumptions and expectations of future events that are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
These risks and uncertainties include, but are not limited to, those factors described in Innventure’s public filings with the U.S. Securities and Exchange Commission, including, but not limited to, the following: Innventure’s ability to preserve and increase the value of its interest in Accelsius; Innventure’s ability to control costs while retaining Innventure’s core capabilities; Innventure’s and its subsidiaries’ ability to execute on their strategies, book sales and achieve future financial performance; developments and projections relating to Innventure’s and its subsidiaries’ competitors and industry; the implementation, adoption, market acceptance and success of Innventure’s and its subsidiaries’ products, business models and growth strategies; Innventure’s and its subsidiaries’ ability to generate sufficient revenue and operating cash flow; the timing and magnitude of expected cash expenditures; the availability, timing and terms of additional financing, including debt or equity financing; market conditions affecting access to capital; potential dilution resulting from future financings; Innventure’s ability to successfully implement cost reduction initiatives; risks related to recent shareholder litigation; changes in economic conditions; competitive pressures; regulatory developments; and Innventure’s ability to maintain control over its subsidiaries.
Forward‑looking statements speak only as of the date of this release, and Innventure undertakes no obligation to update them except as required by law.
Investor Relations Contact: Kyle Nagarkar, Solebury Strategic Communications
investorrelations@innventure.com
Media Contact: Gabriel Hasson, ICR Inc. / Phil Denning, ICR Inc.
Innventure@ICRinc.com